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                                                                    EXHIBIT 10.4

                               THE MIDLAND COMPANY

                              ANNUAL INCENTIVE PLAN
                           (EFFECTIVE JANUARY 3, 2000)

         1. PURPOSE. The Purpose of the Annual Incentive Plan (the "Plan") is to provide cash incentive awards to key employees of the Company that recognize and reward the achievement of pre-established performance goals.

         2. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of January 3, 2000, upon approval of the Plan by the Board of Directors of The Midland Company (the "Company").

         3. PLAN ADMINISTRATION. The Plan shall be administered by a committee consisting of not less than two (2) persons (the "Committee"), the members of which shall be designated by the Chairman of the Company. The Committee shall have full power and authority, subject to the provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and delegate such authority to management as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee, or its duly authorized agents (hereinafter collectively referred to as "Committee"), pursuant to the Plan or any instrument or agreement relating to the Plan (a) shall be within the sole discretion of the Committee, (b) may be made at any time, and (c) shall be limited to Participants (as hereinafter defined) in the Plan, their legal representatives and beneficiaries and employees of the Company.

         4. ELIGIBILITY. The Committee, in its sole discretion, determines those key employees of the Company and its subsidiaries who shall be eligible to participate in the Plan during any twelve-month period or other period of time determined by the Committee (a "Plan Period"). Participation in the Plan by a Participant (as hereinafter defined) during a given Plan Period does not entitle continued participation by such Participant in any subsequent Plan Period.

         5. AWARDS. Prior to or within ninety (90) days after the commencement of each Plan Period, the Committee shall designate the following:

                  5.1 The employees who will participate (the "Participants") in the Plan for the Plan Period.

                  5.2 The Corporate Financial Criteria, as defined herein, which will apply to awards for the Plan Period.

                  5.3 The Performance Goals, as defined herein, to be met by the Company and the Participants for Participants to earn awards for the Plan Period and a payout matrix or formula for such Corporate Financial Criteria and Performance Goals.

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                  5.4      The award will be a bonus payment in an amount
         obtained by multiplying the following amounts: (1) a Participant's salary, as determined by the Committee, (2) a specified percentage (expressed as a decimal or fixed by a formula which will determine such percentage) determined by the Committee to apply to the Participant for the Plan Period; and (3) a percentage determined by the formula or matrix reflecting the achievement of the Performance Goals.

         After the beginning of a Plan Period, the Committee may designate additional employees who will participate in the Plan for the Plan Period (also "Participants" for purposes hereof).

         Participants will be eligible to receive the incentive described herein if they are employed as of the date on which the incentive is paid. Participants who leave the employment of the Company before the date the incentive is paid, whether involuntarily or voluntarily, are ineligible to receive payment of the incentive; provided, however, that the Committee may, in its sole and complete discretion, determine to pay an award in the event termination was the result of death, disability, retirement, or a reduction in workforce.

         Awards under the Plan shall be paid to the Participants in cash.

         6. CORPORATE FINANCIAL CRITERIA. For each Plan Period, the Committee shall establish the corporate financial criteria (the "Corporate Financial Criteria") for use in determining an award for a Participant for such Plan Period.

         7. PERFORMANCE GOALS. For each Plan Period, the Committee shall establish specific performance goals for the Corporate Financial Criteria and may, in its sole discretion, establish any other performance goals it shall deem appropriate for use in measuring actual employee or corporate performance (the "Performance Goals"). Performance Goals established by the Committee may be described by means of a matrix or formula, providing for goals resulting in the payment of awards in such Plan.

         8.       DETERMINATION & PAYMENT OF AWARDS.

                  8.1 As soon as practicable after the end of the Plan Period, the Committee will determine the amount of the award earned by each Participant, based upon application of the criteria specified in
         Section 5; provided, however, that the Committee may, in its sole discretion, increase or decrease the amount which would otherwise be payable under the Plan. The Committee will make payments promptly after determination of the awards unless payment of an award has been deferred pursuant to Section 10.6 hereof.

                  8.2 Notwithstanding anything herein to the contrary, in no event shall any Participant receive any payment hereunder unless the Company earns a profit as determined by the Company's Board of Directors for any Plan Period.

         9. TERMINATION, SUSPENSION OR MODIFICATION OF THE PLAN. The Board of Directors may at any time, with or without notice, terminate, suspend, or modify the Plan in whole or in part, except that the Board of Directors shall not amend the Plan in violation of the law. The Committee may also correct any defect, supply an omission


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or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

         10.      MISCELLANEOUS.

                  10.1 No Assignments. No award under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of Participant prior to actually being received by Participant or his/her designated beneficiary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to such award shall be void.

                  10.2 No Right of Employment. Neither the adoption of the Plan nor the determination of eligibility to participate in the Plan nor the granting of an award under the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or the subsidiary to terminate such employment at any time.

                  10.3 Tax Withholding. The Company shall have the right to withhold the amount of any tax attributable to amounts payable under the Plan.

                  10.4 Governing Law. The Plan and all determinations under the Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

                  10.5 Other Plans. Nothing in this Plan shall be construed as limiting the authority of the Committee, Board of Directors, the Company or any subsidiary of the Company to establish any other compensation plan or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Company or an subsidiary of the Company, whether such person is a Participant in this Plan and regardless of how the amount of such compensation or bonus is determined.

                  10.6 Deferrals of Awards. A participant may elect to defer payment of his/her cash award under the Plan if deferral of an award under the Plan is permitted pursuant to the terms of a deferred compensation program of the Company existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of such program.


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